UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

NATIONAL VISION HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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NATIONAL VISION HOLDINGS, INC. Virtual 2020 Annual Meeting Questions and Answers

Why has the Company changed the format of the Annual Meeting?
In connection with the public health and travel concerns surrounding the coronavirus (COVID-19) pandemic and to safeguard the health of our stockholders, employees, directors and officers, National Vision Holdings, Inc. (the “Company”) has chosen to move its Annual Meeting of Stockholders to be held on June 10, 2020 (the “Annual Meeting”) to a virtual meeting format only.
How can I attend and vote at the Annual Meeting?
The Annual Meeting will be a virtual meeting only and will be conducted exclusively by webcast at www.meetingcenter.io/225885472 on June 10, 2020 at 1:00 p.m., Eastern Time. We encourage you to access the Annual Meeting webcast 15 minutes prior to the start time.
If you were a stockholder of record as of the close of business on April 15, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker or nominee, you are entitled to participate in the Annual Meeting.
Stockholders of Record
Registered stockholders can participate in the Annual Meeting, vote electronically and submit questions during the live webcast without advance registration. Stockholders of record can visit the website by entering in the meeting password EYE2020 and their Computershare control number, which was the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials previously received.
Beneficial Owners
If your shares are held in an account at a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice of Internet Availability of Proxy Materials was sent to you by your nominee. The bank, broker or other nominee holding your account is the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, broker or nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares or submit questions during the meeting unless you request and obtain a “legal proxy” from your bank, broker or other nominee as outlined below.
If you hold your shares through an intermediary, such as a bank, broker or nominee, you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast. To register in advance, you must obtain proof of your proxy power (legal proxy) from your bank, broker or other nominee that holds your shares and submit proof of that legal proxy along with your name and email address to Computershare Trust Company, N.A. (“Computershare”).  If you previously registered in advance to attend the physical meeting, you still must register in advance in order to participate in the virtual meeting, vote electronically and submit questions during the live webcast of the meeting.
Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m., Eastern Time, on Friday, June 5, 2020. You will receive a confirmation of your registration and instructions on how to attend the meeting by email after Computershare receives your registration materials.
Beneficial owners that are unable to register in advance may still attend the Annual Meeting by visiting www.meetingcenter.io/225885472 as a “guest” but will not have the option to vote shares electronically or submit questions during the live webcast of the meeting.

How can I submit a question?
You may submit questions during the live webcast of the meeting by visiting the meeting website at www.meetingcenter.io/225885472 and entering your control number and the password EYE2020. Once logged in, click on the messages icon to type in your question, then follow the prompts to submit. Those who attend the Annual Meeting as a “guest,” as described above, will not have the option to submit questions during the live webcast of the meeting.
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to stores, product or service issues are not pertinent to meeting matters and therefore will not be answered.
An audio replay of our Annual Meeting webcast will be available on our Annual Meeting website through August 2020.
Will you make a list of stockholders entitled to vote at the Annual Meeting available through electronic means?
We will make available an electronic list of stockholders of record as of the record date for inspection by stockholders. The list will be available to stockholders at www.meetingcenter.io/225885472 during the live webcast of the 2020 Annual Meeting.
What if I experience technical difficulties on the day of the Annual Meeting?
If you encounter technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please visit https://edge.media-server.com/mmc/player/help/faq.php for assistance.
If I have already submitted my proxy, do I need to vote at the Annual Meeting?
If you have already submitted your proxy, there is no need to submit another proxy or vote at the Annual Meeting unless you wish to change or revoke your vote. Whether or not you plan to participate in the live webcast of the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.